Exhibit 99.2

1999 Restricted Stock Plan

as Amended

This is to certify that

[Name]

(the “Grantee”) is hereby granted [ ___ ] shares of restricted shares of Common Stock, $1 par value of Dana Corporation. This grant is set forth in accordance with the terms and conditions of the Dana Corporation 1999 Restricted Stock Plan as Amended (the “Plan”).

Grant Date:

Vesting Date: Restrictions on shares shall lapse on the fifth anniversary of the Grant Date, so long as the Grantee remains employed by Dana Corporation on such date, and shall also lapse upon the occurrence of certain events described herein.

Market Price Per Share on Grant Date: $_____

Additional Terms: See the following page of this certificate

DANA CORPORATION
By:

Chairman of the Board

This award certificate constitutes Grantee’s award agreement as required by the Plan. It is not a stock certificate.

This grant is subject to and incorporates by reference all of the terms and conditions of the Plan. Please refer to the Plan for an explanation of the terms and conditions of this grant and a full description of Grantee’s rights and obligations. If a conflict occurs between any terms in this award certificate and those in the Plan, the terms of the Plan shall govern.

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Additional Terms:

1.	Shares of Restricted Stock granted hereby shall not be transferable prior to the date upon which restrictions on the shares lapse, except by will or the laws of descent and distribution.

2.	The grant is made in consideration of services to be performed by the Grantee for the benefit of the Corporation or a Subsidiary (as defined in the Plan). No cash or other form of down payment is required to be transferred by the Grantee to the Corporation as consideration for the grant.

3.	The Corporation shall establish a Restricted Stock Account on its books, in the name of the Grantee, and shall credit to such account the number of shares granted to Grantee pursuant to this certificate. Any cash dividends declared on such shares of Restricted Stock shall be provided to the Grantee in the form of additional shares of Restricted Stock, which shall also be credited to the Grantee’s Restricted Stock Account, as explained in Section 6(c) of the Plan.

4.	In the event that the employment of the Grantee with the Corporation or a Subsidiary is terminated for any reason prior to the lapse of restrictions on the shares of Restricted Stock, the shares for which the restrictions have not lapsed shall be forfeited to the Corporation immediately upon such termination, and the Grantee shall cease to have any rights as a shareholder with respect to, or any interest in, the forfeited shares effective as of the date of termination and, without limitation, shall cease to be entitled to receive any future dividends or other distributions upon such shares with record dates occurring after the effective date of such termination; provided, however, that the restrictions on the shares of Restricted Stock subject to this grant (including additional shares of Restricted Stock paid with respect to cash dividends declared on the shares of Restricted Stock) shall lapse upon the occurrence of the following events to the extent specified below:

(i)	Termination of the Grantee’s employment on account of death: Provided that the Grantee has been employed with the Corporation or Subsidiary for not less than one year following the Grant Date, the Grantee’s beneficiary or estate shall become vested as of the date of death with respect to a pro rata portion of the shares of Restricted Stock then credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Grant Date until the date of death, and the denominator of which is 60.

(ii)	Termination of the Grantee’s employment on account of disability or retirement: Provided that the Grantee has been employed with the Corporation or Subsidiary for not less than one year following the Grant Date, the Grantee shall become vested as of the date of termination of employment due to disability as defined in the Dana Corporation Long-Term Disability Plan, or retirement (as defined below), with respect to a pro rata portion of the shares of Restricted Stock then credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Grant Date until the date of termination, and the denominator of which is 60. For purposes of this award agreement, the term “retirement” shall mean retirement of the Grantee pursuant to a normal or early retirement under any retirement plan of the Corporation or Subsidiary, but shall not include a retirement in connection with a company-initiated termination of employment, or following a Grantee’s departure under conditions adverse to the Corporation or Subsidiary, in either case as determined solely by the Committee. The Committee shall have the discretion to treat a Grantee’s termination of employment as a retirement under the Plan even though he might not have met the other requirements specified above.

(iii)	Termination of the Grantee’s employment at the initiative of the Corporation or Subsidiary (and not at the Grantee’s initiative) without Cause (as defined below): Provided that the Grantee has been employed with the Corporation or Subsidiary for not less than one year following the Grant Date, and provided further that the Grantee has executed and not revoked a release in favor of the Corporation and/or Subsidiary in a form reasonably satisfactory to the Corporation, the Grantee shall become vested as of the date of termination with respect to a pro rata portion of the shares of Restricted Stock credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Grant Date until the date of termination, and the denominator of which is 60.

5.	The Grantee shall pay to the Corporation, at the times that he realizes taxable income in respect of the grant, an amount equal to the taxes the Corporation determines it is required to withhold. In lieu of such payment, in whole or in part, the Corporation may, at the Grantee’s election, withhold from any shares of Stock it would otherwise deliver to the Grantee all or part of the number of such shares the Fair Market Value of which is equal to the amount of taxes required to be withheld.

6.	For purposes of this agreement, “Cause” shall mean:

(i)	termination of employment as the result of the Grantee’s conviction of, or plea of guilty or nolo contendere to, the charge of having committed a felony (whether or not such conviction is later reversed for any reason); or

(ii)	failure by the Grantee to devote his full time and undivided attention during normal business hours to the business and affairs of the Corporation or Subsidiary except for reasonable vacations and except for illness or incapacity; but nothing herein shall preclude the Grantee from devoting reasonable periods required for (A) serving as director or member of a committee of any organization involving no conflict of interest with the interests of the Corporation or Subsidiary; (B) delivering lectures, fulfilling speaking engagements, teaching at educational institutions; (C) engaging in charitable and community activities; and (D) managing his personal investments, so long as such activities do not materially interfere with the regular performance of his duties and responsibilities to the Corporation or Subsidiary; or

(iii)	disclosure by the Grantee at any time, to any person not employed by the Corporation or one of its Subsidiaries, or not engaged to render services to the Corporation or one of its Subsidiaries, except with the prior written consent of an officer authorized to act in the matter by the Board, of any confidential information obtained by him while in the employ of the Corporation or Subsidiary, of any inventions, processes, formulae, plan, devices, compilation of information, methods of distribution, customers, suppliers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude the Grantee from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation or Subsidiary or from disclosure required by law, regulation or Court order; or

(iv)	the willful engaging by the Grantee in misconduct that is injurious to the Corporation or Subsidiary, monetarily or otherwise; or

(v)	negligence or incompetence by the Grantee in the performance of his assigned duties.

7.	The validity and construction of this restricted stock agreement shall be governed by the laws of the State of Ohio.